EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-195972, 333-201174, 333-204012, and 333-219563 on Form S-8 of our report dated February 27, 2019, relating to the consolidated financial statements of The Rubicon Project, Inc. and subsidiaries, appearing in this Annual Report on Form 10-K of The Rubicon Project, Inc., for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Los Angeles, California
February 27, 2019